UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2008

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, Zhongshanxi Road, Shanghai, China 200051
(Address of principal executive offices)

((86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets

On October 31, 2008, The Hartcourt Companies Inc. (the “Company”) completed the acquisition of 60 percent of the outstanding equity interests of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy (“China Arts and Science Academy”), pursuant to the terms of the definitive agreement entered into between the two parties.  Under the agreement between the Company and China Arts and Science Academy, the purchase price paid by the Company in connection with its acquisition of a controlling interest in China Arts and Science Academy was 40 million shares of the Company’s restricted common stock.

On October 18, 2008, the Company entered into a definitive agreement to purchase 60% of the outstanding equity of China Arts and Science Academy. Under the terms of the definitive agreement executed between China Arts and Science Academy and Hartcourt, China Arts and Science Academy committed that its net profit would exceed RMB5 million (US$735,294) for the first year in which its results are consolidated with Hartcourt’s, RMB7.5 million (US$1.103 million) for the second year in which its results are consolidated with Hartcourt’s, and RMB10 million (US$1.471 million) for the third year in which its results are consolidated with Hartcourt’s. The restricted common shares issued by Hartcourt for the acquisition will be released to those shareholders of China Arts and Science Academy whose equity interests were purchased by Hartcourt in three installments based on the profit realized by China Arts and Science Academy over the three-year period beginning on the date of Hartcourt’s purchase of 60% of the outstanding equity interests of China Arts and Science Academy.  If the profit realized by China Arts and Science Academy in any of the three one-year periods is less than the profit target committed to by China Arts and Science Academy for such one-year period, then the number of shares issuable by the Company is subject to reduction as provided in the definitive agreement between the parties.

Item 3.02          Unregistered Sales of Equity Securities

On October 31, 2008, in an offshore transaction under Regulation S the Company issued an aggregate of 40 million restricted shares of the Company’s common stock to shareholders of China Arts and Science Academy pursuant to the terms of the definitive agreement between Hartcourt and China Arts and Science Academy.

Item 7.01          Regulation FD Disclosure.

On November 3, 2008 the Company issued a press release announcing the Company’s completion of the acquisition of China Arts and Science Academy.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibits 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

99.1         Press Release dated November 3, 2008 announcing Company’s completion of the acquisition of China Arts and Science Academy.

***

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on November 6, 2008.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated November 3, 2008 announcing Company’s completion of the acquisition of China Arts and Science Academy.